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EXHIBIT 11


CONSENT OF INDEPENDENT AUDITORS



We consent to the use in Post-Effective Amendment No. 16 to Registration StatementNo. 2-96141 of Sound Shore Fund, Inc. of our report dated February 14, 1997, incorporated by reference in the Statement of Additional Information, which is a part of such Registration Statement, and to the references to us under the headings "Financial Highlights" in the Prospectus, which is a part of such Registration Statement, and "Counsel and Auditors" in the Statement of Additional Information.




/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
New York, New York
April 29, 1997